================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  December 18, 1997


                          ROBOTIC VISION SYSTEMS, INC.
               (Exact name of Registrant as specified in charter)


  Delaware                     0-8623                11-2400145
(State or other          (Commission File No.)     (IRS Employer
jurisdiction of                                     Identification
incorporation)                                         Number)


425 Rabro Drive East, Hauppauge, New York               11788
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (516) 273-9700



================================================================================

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Vanguard:

               (i)       Report of Arthur Andersen LLP, Independent Public
                         Accountants

               (ii)      Balance Sheet as of December 31, 1996

               (iii)     Statement of Operations for the year ended December 31,
                         1996

               (iv) Statement of Changes in Stockholders' Equity for the year ended December 31, 1996

               (v)       Statement of Cash Flows for the year ended December 31,
                         1996

               (vi)      Notes to Financial Statements

               (vii)     Report of Arthur Andersen LLP, Independent Public
                         Accountants

               (viii)    Balance Sheet as of September 30, 1997

               (ix)      Statement of Operations for the year ended September
                         30, 1997

               (x) Statement of Changes in Stockholders' Equity for the year ended September 30, 1997

               (xi)      Statement of Cash Flows for the year ended September
                         30, 1997

               (xii)     Notes to Financial Statements


          (b)  Pro Forma Financial Information

               (i) Introduction to Unaudited Pro Forma Condensed Combined Financial Information;

               (ii) Unaudited Summary of Pro forma Condensed Combined Statements of Operations for the years ended September 30, 1997, 1996 and 1995;

               (iii) Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1997;

               (iv) Unaudited Pro Forma Condensed Combined Statement of Operations for thee year ended September 30, 1997;

               (v) Unaudited Pro Forma Condensed Combined Statement of Operations for thee year ended September 30, 1996; and

               (vi) Unaudited Pro Forma Condensed Combined Statement of Operations for thee year ended September 30, 1995;

               (vii)     Notes to Unaudited Pro Forma Condensed Financial
                         Information


          (c)  Exhibits

               (i) Agreement and Plan of Merger and Reorganization dated as of October 30, 1997 by and among Robotic Vision Systems, Inc., RVSI Southwest Acquisition Corp. and Vanguard Automation, Inc.*



------------
*    Heretofore filed.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Vanguard Automation, Inc.:


We have audited the accompanying balance sheet of VANGUARD AUTOMATION, INC. (a Delaware corporation) as of December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vanguard Automation, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                         /s/ ARTHUR ANDERSEN LLP


Tucson, Arizona,
 June 30, 1997, (except with respect to the matter discussed in Note 16, as to which the date is December 9, 1997).

                           VANGUARD AUTOMATION, INC.


                                 BALANCE SHEET

                            AS OF DECEMBER 31, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                     ASSETS
CURRENT ASSETS:
 Cash and cash equivalents (Note 2)                                                           $ 1,588
 Accounts receivable, net of allowance for doubtful accounts of $100 (Note 13)                  2,973
 Inventories (Notes 2, 3 and 14)                                                                3,042
 Costs and estimated earnings in excess of billings on uncompleted contracts (Note 2)             630
 Prepaid expenses and other current assets                                                        115
                                                                                              -------

          Total current assets                                                                  8,348

PROPERTY AND EQUIPMENT, net (Notes 2, 4, 7 and 14)                                              2,165

OTHER ASSETS                                                                                       35
                                                                                              -------

          Total assets                                                                        $10,548
                                                                                              =======
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable (Notes 8, 14 and 15)                                                        $ 4,183
 Accrued expenses (Notes 2 and 5)                                                               1,799
 Billings in excess of costs and estimated earnings on uncompleted contracts (Note 2)             197
 Related party credit line (Notes 8, 14 and 15)                                                 2,000
 Related party short-term debt (Notes 8, 14 and 15)                                               240
 Current portion of long-term debt and capital lease obligation (Note 7)                          114
                                                                                              -------

          Total current liabilities                                                             8,533
                                                                                              -------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION, less current portion (Note 7)                        523
                                                                                              -------

DEFERRED GAIN (Note 6)                                                                            237
                                                                                              -------

COMMITMENTS AND CONTINGENCIES (Notes 10, 11 and 15)

STOCKHOLDERS' EQUITY (Notes 8, 9 and 15):
 Series A redeemable convertible preferred stock; $.001 par value, $5,507 redemption and liquidation value; 9,796,709 shares authorized; 9,177,933
  shares issued and outstanding                                                                     9
 Series AA redeemable convertible preferred stock, $.001 par value; $7,992 redemption and liquidation value; 12,238,346 authorized; 10,800,000 shares
  issued and outstanding                                                                           11
 Common stock, $.001 par value; 65,500,000 shares authorized; 9,050,000 shares
  issued and outstanding                                                                            9
 Additional paid-in capital                                                                    14,340
 Accumulated deficit                                                                          (13,114)
                                                                                              -------

          Total stockholders' equity                                                            1,255
                                                                                              -------

          Total liabilities and stockholders' equity                                          $10,548
                                                                                              =======


      The accompanying notes are an integral part of this balance sheet.

                           VANGUARD AUTOMATION, INC.


                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)




REVENUES (Notes 2 and 13)                                   $10,977

COST OF REVENUES (Note 2)                                    10,971
                                                            -------
          Gross profit                                            6
                                                            -------
OPERATING EXPENSES (Notes 2, 6, 8, 10 and 15):
 Sales and marketing                                            607
 Product development                                          3,429
 General and administrative                                   4,549
                                                            -------

          Total operating expenses                            8,585
                                                            -------
          Operating loss                                     (8,579)
                                                            -------
OTHER EXPENSE:
 Interest expense, net                                         (170)
 Miscellaneous                                                 (102)
                                                            -------

          Total other expense                                  (272)
                                                            -------
          Loss before income taxes                           (8,851)

INCOME TAXES (Notes 2 and 12)                                  -
                                                            -------

          Net loss                                          $(8,851)
                                                            =======


   The accompanying notes are an integral part of this financial statement.

                           VANGUARD AUTOMATION, INC.


                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)




                                       Series A     Series AA
                                      Redeemable   Redeemable     Preferred
                                      Convertible  Convertible      Stock              Additional                    Total
                                       Preferred    Preferred   Subscription   Common   Paid-in    Accumulated   Stockholders'
                                         Stock        Stock      Receivable    Stock    Capital      Deficit         Equity
                                      -----------  -----------  -------------  ------  ----------  ------------  --------------
BALANCES, December 31, 1995             $     6      $   -       $ (68)        $  9     $ 4,294     $ (4,263)        $   (22)
 Issuance of stock (Note 8)                   3          11        -             -       10,046         -             10,060
 Net loss                                    -           -         -             -         -          (8,851)         (8,851)
 Preferred stock subscription paid           -           -          68           -         -            -                 68
                                        -------      ------      -----         ----    --------    ---------         -------

BALANCES, December 31, 1996             $     9      $   11      $  -          $  9     $14,340     $(13,114)        $ 1,255
                                        =======      ======      =====         ====    ========     ========         =======


    The accompanying notes are an integral part of this financial statement.

                           VANGUARD AUTOMATION, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                            $ (8,851)
 Adjustments to reconcile net loss to net cash used in operating activities-
  Loss on disposal of property and equipment                                               14
  Depreciation and amortization                                                           717
  Recognition of deferred gain                                                            (57)
  Expenses paid through issuance of common stock                                           35
  Expenses paid through issuance of debt                                                  230
 Increase (decrease) in cash resulting from changes in-
  Accounts receivable                                                                  (2,297)
  Inventories                                                                          (2,756)
  Costs and estimated earnings in excess of billings on uncompleted contracts           1,032
  Prepaid expenses and other current assets                                               (81)
  Other assets                                                                              8
  Accounts payable                                                                      2,877
  Accrued expenses                                                                       (337)
  Billings in excess of costs and estimated earnings on uncompleted contracts            (651)
                                                                                     --------
          Net cash used in operating activities                                       (10,117)
                                                                                     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment                                                 (1,446)
 Proceeds from disposal of property and equipment                                           8
                                                                                     --------

          Net cash used in investing activities                                        (1,438)
                                                                                     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings on related party credit line                                                4,430
 Repayments of related party credit line                                               (2,430)
 Borrowings on related party short-term debt                                              500
 Repayments of related party short-term debt                                             (500)
 Borrowings on long-term debt                                                             245
 Repayments of long-term debt                                                             (48)
 Principal repayment of capital lease obligations                                         (71)
 Cash received on preferred stock subscription receivable                                  68
 Issuance of series A preferred stock                                                   2,025
 Issuance of series AA preferred stock                                                  8,000
                                                                                     --------

          Net cash provided by financing activities                                    12,219
                                                                                     --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                 664

CASH AND CASH EQUIVALENTS, beginning of year                                              924
                                                                                     --------

CASH AND CASH EQUIVALENTS, end of year                                               $  1,588
                                                                                     ========

SUPPLEMENTAL STATEMENT OF CASH FLOW INFORMATION:
 Interest paid                                                                       $    142
                                                                                     ========

NONCASH OPERATING TRANSACTIONS:
 Expenses paid through issuance of related party short-term debt                     $     70
 Common stock issued for services provided                                                 35
 Litigation settlement through issuance of long-term debt                                 160

NONCASH INVESTING TRANSACTIONS:
 Related party short-term debt borrowings for purchase of                                 170
  property and equipment
 Capital lease obligations for purchase of property and equipment                          99

    The accompanying notes are an integral part of this financial statement.

                           VANGUARD AUTOMATION, INC.


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996




(1) ORGANIZATION AND OPERATIONS:

Vanguard Automation, Inc. (the Company) designs, produces and markets automated manufacturing equipment used in the assembly of certain types of semiconductor packaging processes, commonly referred to as Ball Grid Array (BGA). The Company transitioned to the BGA business primarily during the later part of 1996 and is now focusing exclusively on BGA business. Subsequent to 1996, the Company sold substantially all of its remaining contracts related to its prior custom business (See Note 16).

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    REVENUE RECOGNITION

The Company recognizes revenue from the sale of its BGA products on the date of shipment, assuming all significant contractual performance requirements have been met and realization is reasonably assured. Subsequent to product shipment, the Company incurs certain installation costs which are estimated and accrued at the time the sale is recorded.

Revenues on custom contracts are recognized on the basis of the Company's estimates of the percentage of completion of individual contracts, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. The portion of the total contract price that is recognized is obtained by applying the ratio that the actual labor costs incurred to date bear to the total estimated labor costs of the contract.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims, if any, is charged against revenues when realization is probable and the amount can be reliably estimated.

The asset "costs and estimated earnings in excess of billings on uncompleted contracts" represents revenue recognized in excess of amounts billed. The liability "billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenue recognized.

     CASH AND CASH EQUIVALENTS

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

     INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Property and equipment held under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or the fair value at the inception of the lease. Property and equipment held under capital leases are amortized using the straight-line method over the lesser of the lease terms or the estimated useful lives of the related assets.

Depreciation is provided for using the straight-line method over the estimated useful lives of the respective assets as follows:

          Building and improvements                     7 years
          Machinery, equipment and vehicles           5-7 years
          Office equipment                            5-7 years
          Computers and software                      3-5 years
          Other                                         1 year

     PRODUCT DEVELOPMENT

Expenditures for product development are charged to operations in the year incurred.

     WARRANTY RESERVES

Costs estimated to be incurred with respect to product warranties are provided for at the time of sale based upon estimates derived from experience factors.

     INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    RECENTLY ISSUED ACCOUNTING STANDARDS

Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which was adopted by the Company in 1996, did not have a material effect on the Company's financial position or its results of operations upon adoption. SFAS No. 123, Accounting for Stock-Based Compensation, was also adopted by the Company in 1996. Pursuant to the provisions of SFAS No. 123, the Company will continue to account for transactions with its employees pursuant to Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (see Note 9).

     USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 1996, and the reported amounts of revenues and expenses during the year then ended.
Actual results could differ from those estimates.

The Company's most significant estimates relate to accounts receivable, inventory valuation reserves, and warranty reserves.

(3)    INVENTORIES:

Inventories at December 31, 1996, consist of the following (in thousands):

          BGA machines inventory                          $2,057
          Stock room inventory                             1,535
                                                          ------
                                                           3,592
          Less: Inventory reserve                           (550)
                                                          ------
                                                          $3,042
                                                          ======

(4)    PROPERTY AND EQUIPMENT:

Property and equipment at December 31, 1996, consist of the following (in thousands):

          Land (Note 7)                                   $  490
          Building and improvements (Note 7)                 396
          Machinery, equipment and vehicles (Note 7)       1,211
          Office equipment (Note 7)                          437
          Computers and software                           1,241
          Other                                              535
                                                          ------
                                                           4,310
          Less: Accumulated depreciation and
           amortization                                   (2,145)
                                                          ------
               Net property and equipment                 $2,165
                                                          ======

(5)  ACCRUED EXPENSES:

Accrued expenses at December 31, 1996, consist of the following (in thousands):

          Project loss and warranty reserves                 $1,004
          Unamortized deferred gain (current)                    57
          Due to stockholders/employees                       -
          Accrued compensation expenses                         444
          Accrued legal and other related costs (Note 10)       185
          Other accrued expenses                                109
                                                             ------

                                                             $1,799
                                                             ======

(6)  DEFERRED GAIN:

In 1992, the Company sold property (consisting of land, a building, and certain improvements) to the majority stockholder for $747,000. The majority stockholder assumed the related debt on the property of $688,000 and paid $59,000 in cash. No gain was recognized on the transaction. The Company then entered into a capital lease agreement with the majority stockholder which required the Company to pay the stockholder an amount equal to the monthly debt service requirements on the assumed debt plus 10% through March 2015.

In February 1995, the majority stockholder sold the leased property to an unrelated third party who then entered into an operating lease with the Company. This transaction was recorded similar to a sale leaseback in which the Company recorded an unrecognized gain of $399,279. The gain is being amortized over the seven year life of the operating lease. The amortization of the gain was $57,000 in 1996. The long-term and short-term unrecognized gain was $237,500 and $57,000, respectively, at December 31, 1996.

(7)  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION:

Long-term debt and capital lease obligation at December 31, 1996 consist of the following (in thousands):

     LONG-TERM DEBT

  Note payable to an industrial development authority in
  monthly installments of $1,669, including interest at 6%
  through March 2001, collateralized by equipment.            $ 104

  Note payable to an industrial development authority in
  monthly installments of $1,110, including interest at 6%
  through July 2002, collateralized by equipment.                90

  Note payable to a bank in monthly installments of $2,015
  plus interest at prime plus 2% subject to 10.75% floor
  (10.75% at December 31, 1996) through May 1999,
  collateralized by land.                                       231

  Note payable to an unrelated third party in monthly
  installments of $5,062, including interest at 8.65% through
  January 2000, unsecured.                                       160

  Capital lease obligation in monthly installments of
  $2,228, including interest through April 1999,
  collateralized by office equipment.                             52
                                                               -----

          Total long-term debt and capital lease obligation      637

  Less: Current portion                                         (114)
                                                               -----

          Long-term debt and capital lease obligation,
           excluding current portion                           $ 523
                                                               =====

The aggregate maturities of long-term debt and capital lease obligation, net of interest are as follows (in thousands):

                        Long-Term  Capital Lease
                          Debt      Obligation    Total
                        ---------  -------------  -----

          1997            $ 93         $21         $114
          1998             101          26          127
          1999             265           5          270
          2000              31           -           31
          2001              51           -           51
          Thereafter        44                       44
                          ----                     ----

                          $585         $52         $637
                          ====         ===         ====

(8)  STOCKHOLDERS' EQUITY:

         SERIES A PREFERRED STOCK

Holders of record of Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock) are entitled to dividends, if any, as the Board of Directors of the Company may declare. Dividends are noncumulative and are payable at $.06 per share.

The Series A Preferred Stock is convertible at the option of the holder into shares of common stock at a conversion ratio of one-to-one, subject to adjustment. The Series A Preferred Stock is redeemable at any time after January 1, 1997, upon receipt of written request of at least 66% of the then outstanding Series A Preferred Stock shareholders at a redemption price of $.60 per share.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of record of Series A Preferred Stock are entitled to a liquidation preference, senior to common stock and junior to Series AA Preferred Stock and Series AA-2 Preferred Stock (see Note 16), in an amount equal to $.60 per share plus any declared and unpaid dividends on such share.

Holders of Series A Preferred Stock are entitled to voting rights equal to the number of votes available to a holder of the number of shares of common stock into which shares of Series A Preferred Stock are convertible on the record date of the vote (see Note 16).

During 1996, the Company issued 2,736,487 shares of $.001 Series A Preferred Stock for $2,035,000 cash. Proceeds were utilized for general working capital requirements.

Although the preferred stock is redeemable at the option of the holder, it was converted upon completion of the merger of the Company (see Note 16). Therefore, it is presented as a component of stockholders' equity.

     SERIES AA PREFERRED STOCK

Holders of record of Series AA Redeemable Convertible Preferred Stock (Series AA Preferred Stock) are entitled to dividends, if any, as the Board of Directors of the Company may declare. Dividends are noncumulative and are payable at $.07 per share subject to certain provisions and potential adjustments.

The Series AA Preferred Stock is convertible at the option of the holder, or mandatorily in certain events, into shares of common stock at a conversion ratio of one-to-one, subject to adjustment. The Series AA Preferred Stock is redeemable at the option of the holder upon the earlier of the sale, merger or liquidation of the Company or September 2001 at a redemption price of $.74 per share subject to certain provisions and potential redemption price adjustments.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series AA Preferred Stock are entitled to a liquidation preference, senior to common stock and Series A Preferred Stock and equal with Series AA-2 Preferred Stock (see Note 16) in an amount equal to $.74 per share, plus any declared and unpaid dividends on such share.

Holders of Series AA Preferred Stock are entitled to voting rights equal to the number of votes available to a holder of the number of shares of common stock into which shares of Series AA Preferred Stock are convertible on the record date of the vote (see Note 16).

In September 1996, the Company issued 10,800,000 shares of $.001 Series AA Preferred Stock for $8,000,000 cash. Proceeds were utilized for repayment of certain vendor payables, repayment of $1,400,000 related party credit line and $500,000 related party short-term debt and other working capital requirements.

Although the preferred stock is redeemable at the option of the holder, it was converted upon completion of the merger of the Company (see Note 16). Therefore, it is presented as a component of stockholders' equity.

     COMMON STOCK

In December 1996, the Board of Directors authorized the Company to issue 100,000 shares of common stock to an outside consultant as consideration for entering into an employment agreement with the Company. Under the terms of the agreement, 50,000 shares were issued as of the date of the execution of the employment agreement in February 1997 at which time the Company recorded expense of $35,000. The remaining 50,000 shares will vest and be issued in January 1998.

     WARRANTS

During 1996, the Company issued warrants to a related party for the purchase of 2,000,000 shares of common stock at an exercise price of $1 per share as consideration for providing a $2,000,000 credit line (see Note 14). No expense has been recorded in the accompanying statements of operations related to the grant of these warrants. as the exercise price exceeds the fair market value.

(9)  STOCK OPTIONS:

The Company has a long-term incentive plan which permits the issuance of stock options to management, key employees and certain consultants. Under the plan, 3,450,000 shares of common stock have been reserved for grant. The exercise price of the options may not be less than the fair market value of a share of common stock on the grant date. Options generally vest 25% per year over four years from the date of grant and expire ten years after the grant date.

A summary of the status of the Company's Long-Term Incentive Plan as of December 31, 1996, and changes during the years then ended, is presented below:

                                                           Weighted
                                                           Average
                                                 Number    Exercise
                                               of Shares    Price
                                               ----------  --------

     Outstanding, beginning of year              972,500       $.50
      Granted                                    498,000        .70
      Forfeitures                               (190,000)       .50
                                               ---------
     Outstanding, end of year                  1,280,500        .58
                                               =========
     Options exercisable, end of year            455,125        .50
     Weighted average fair value of options
      granted during year                                      $.38

???
                                    -8-

As of December 31, 1996, options outstanding under the plan had exercise prices ranging from $.50 to $.70 with a weighted average price of $.58, and a weighted average remaining term of approximately eight years prior to expiration.

The Company measures the compensation cost of its Long-Term Incentive Plan using the intrinsic value based method of accounting prescribed in APB Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation cost has been recognized for its Long-Term Incentive Plan. Had the Company's compensation cost been determined using the minimum value method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, net loss would have been changed to the following pro forma amount (in thousands):

          Net loss as reported                          $(8,851)
          Net loss pro forma                             (9,009)

The fair value of each option grant was estimated on the date of grant using the minimum value method with the following weighted average assumptions used for grants in 1996 and 1995: risk-free interest rates of 6% and an expected option term of ten years.

(10) COMMITMENTS AND CONTINGENCIES:

     OPERATING LEASES

The Company leases a portion of its manufacturing facilities and equipment under noncancelable operating leases. Future minimum payments under noncancelable operating leases at December 31, 1996, are as follows (in thousands):


          1997                                    $  240
          1998                                       217
          1999                                       196
          2000                                       205
          2001                                       217
          Thereafter                                  37
                                                  ------

                                                  $1,112
                                                  ======

See Note 16 of Notes to Financial Statements.

     LEGAL MATTERS

The Company is involved in litigation and claims arising in the normal course of operations. In the opinion of management the disposition of these matters will not have a material adverse effect on the Company's financial position.

(11) RETIREMENT BENEFIT PLAN:

The Company has a 401(k) profit sharing plan (the Plan). All employees meeting certain eligibility requirements may participate in the Plan. Subject to limits imposed by Internal Revenue Service regulations, participants may voluntarily contribute up to 15% of their annual wages. The Plan provides for certain matching contributions by the Company in such amounts as may be determined by the Board of Directors, but not in excess of the amount permitted by the Internal Revenue Code. The Company may also elect to make discretionary profit sharing contributions. Participants vest immediately in their contributions. The Company's matching contributions and discretionary contributions vest over two years. The Company made contributions to the Plan of $96,000 in 1996.

(12) INCOME TAXES:

As described in Note 2, the Company provides income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires use of the liability method in accounting for deferred income taxes. Adoption of SFAS No. 109 did not have a significant impact on the financial position of the Company, as a full valuation allowance was provided against the net deferred tax asset position due to the uncertainty of the ultimate realization of such assets.

Income tax expense consists of the following (in thousands):

        Current:
         Federal                                               $  -
         State                                                    -
        Deferred:
         Federal                                                  -
         State                                                    -
                                                               -------

             Total                                             $  -
                                                               =======

The principal differences between the U.S. statutory and effective income tax rates were as follows:

     U.S. statutory  income tax (benefit) expense rate           (34.0)%
     Net operating loss not utilized (utilized)                   34.0
                                                               -------

     Effective tax rate                                            0.0%
                                                               =======

The components of the Company's net deferred taxes were as follows (in thousands):

     Deferred tax assets:
       Net operating loss carryforwards                        $ 4,505
       Contract valuation reserve                                  100
       Accounts receivable reserve                                  40
       Warranty reserve                                            174
       Inventory reserve                                           220
       Other                                                       173
                                                                -------
           Total deferred tax assets                             5,212
                                                                -------

   Deferred tax liabilities:
      Depreciation                                         75
      Deferred gain                                       120
                                                      -------

          Net deferred tax asset                        5,017
                                                      -------
          Valuation allowance                          (5,017)
                                                      -------
          Net deferred taxes                          $  -
                                                      =======

The Company has established a valuation reserve as it has not determined that it is more likely than not that the deferred tax asset is realizable, based upon the Company's past earnings history.

As of December 31, 1996, the Company has net operating loss carryforwards of approximately $10,000,000 which expire in the years 2008 through 2011. In September 1996, there was a significant change in ownership which resulted in a change in control under Section 382 of the Internal Revenue Code (IRC). As a result of this change in control, the Company's ability to use its net operating loss carryforwards to offset future income will be subject to annual limitations under IRC Section 382 (see Note 16).

(13) SIGNIFICANT CUSTOMERS AND CREDIT CONCENTRATION:

The Company sells its products primarily to large industrial companies and collateral is not requested. The Company maintains reserves for potential credit losses based upon the credit risk of specific customers, historical trends and other information. To reduce credit risk and to fund manufacturing costs, the Company may require periodic prepayments on equipment orders. The Company has not experienced significant credit losses.

For the year ended December 31, 1996, export sales, primarily to the Far East, totaled approximately $4,500,000 which represents 41% of revenues.

The Company's sales to major customers were as follows (in thousands):

          Customer A                                   $1,454
          Customer B                                    2,104
          Customer C                                    2,612

(14) RELATED PARTY TRANSACTIONS:

       CREDIT LINE

In April 1996, the Company entered into an agreement with a significant stockholder which provided the Company with a $1,000,000 line of credit maturing in July 1997, bearing interest at the prime rate (8.25% at December 31, 1996), secured by all of the assets of the Company. As consideration for providing this line of credit, the stockholder received warrants for the purchase of 1,000,000 shares of the common stock of the Company at an exercise price of $1 per share (see Note 8).

In June 1996, the first amendment to the agreement increased the amount of the line of credit to $2,000,000. As consideration for the increase, warrants for the purchase of an additional 1,000,000 shares of the common stock of the Company were issued to the Company stockholder at an exercise price of $1 per share (see Note 8).

In August 1996, the second amendment to the agreement provided for additional borrowings of $1,500,000, creating maximum of $3,500,000 outstanding, with amounts greater than $2,000,000 payable on demand. Amounts borrowed in excess of $2,000,000 have been paid as of December 31, 1996.

     SHORT-TERM DEBT

In September 1996, the Company entered into an agreement with a stockholder which provided the Company with a $500,000 note maturing in October 1996, bearing interest at 8%, secured by all of the assets of the Company. There are no amounts outstanding under this note as of December 31, 1996.

In August 1996, the Company entered into a debt agreement with a significant supplier, related through common stockholders, which provided the Company with $170,000 for the purchase of fabrication machinery. The note bears interest at 10.25% and is secured by underlying equipment, and is payable in monthly installments from July 1997 until maturity in December 1997.

In December 1996, the Company entered into a debt agreement with an outside consultant who is also a stockholder for $70,000 as settlement for services provided to the Company prior to employment. The note bears no interest and is unsecured. Payments of $6,363 are due beginning February 1997 until maturity in December 1997.

     INVENTORIES AND ACCOUNTS PAYABLE

The Company purchases the majority of materials utilized in the production of standard BGA products from a vendor who is a related party through common stockholders. As of December 31, 1996, this vendor held inventory on its premises with an estimated total cost of approximately $571,000 which is included in inventory as of December 31, 1996. Accounts payable to this vendor approximate $3,000,000 as of December 31, 1996.

(15) SUBSEQUENT EVENTS:

In December 1996, the Board of Directors authorized the Company to issue 100,000 shares of common stock to an outside consultant as consideration for entering into an employment agreement with the Company. Under the terms of the agreement, 50,000 shares were issued as of the date of the execution of the employment agreement in February 1997 of which time the Company recorded expense of $35,000. The remaining 50,000 shares will vest and be issued in January 1998.

In February 1997, the Company sold its remaining custom products contract and other related assets to Automated Tooling Systems Southwest, Inc. (ATS) for $500,000 cash. ATS also assumed certain facility lease obligations of the Company (aggregating $309,000 at the date of sale), for which the Company remains contingently liable. The Company realized a gain of $357,000 on the transaction.

In June 1997, the Company entered into a debt agreement with a significant related party vendor in the principal sum of $2,000,000 to provide long-term financing for certain vendor payables, with interest at the prime rate payable in monthly installments and principal due upon maturity in March 1998.

In June 1997, the Company received $7,673,000, net of costs, in consideration for the sale of 7,045,455 shares of Series AA-2 Redeemable Convertible Preferred Stock (Series AA-2 Preferred Stock). The Series AA-2 Preferred Stock is identical to and entitles holders to the same rights, preferences, and privileges as Series AA Preferred Stock, subject to the same qualifications, limitations and restrictions except dividends are payable at $.11 per share, shares are redeemable at the option of the holder at the earlier of sale, merger or liquidation of the Company or June 2002 at a price of $1.10 per share subject to certain provisions and potential redemption price adjustments and liquidation preference is equal to $1.10 per share, plus any declared and unpaid dividends on such share.

In connection with the issuance of the Series AA-2 Preferred Stock, the Company amended its articles of incorporation and changed its authorized capital to include 65,500,000 shares of common stock, 9,796,709 shares of Series A Preferred Stock, 12,238,346 shares of Series AA Preferred Stock and 12,000,000 shares of Series AA-2 Preferred Stock.

In addition, the Company also issued 618,776 additional shares of Series A Preferred Stock and 1,438,346 additional shares of Series AA Preferred Stock in full satisfaction of all potential contingent performance shares related to the prior series of Series A and AA Preferred Stock offerings. The proceeds from this offering will be utilized for repayment of certain related party vendor payables, not to exceed $1,700,000, repayment of $2,000,000 related party credit line and other working capital requirements. The following table sets forth at December 31, 1996 the actual stockholders' equity and as adjusted to give effect to the issuance of these shares of preferred stock as if issued on December 31, 1996:

                                                      As
                                         Actual    Adjusted
                                        ---------  ---------

     Series A preferred stock           $      9   $     10
     Series AA preferred stock                11         12
     Series AA-2 preferred stock               -          7
     Common stock                              9          9
     Additional paid-in capital           14,340     22,081
     Accumulated deficit                 (13,114)   (13,114)
                                        --------   --------
          Total stockholders' equity    $  1,255   $  9,005
                                        ========   ========

(16)  SALE OF COMPANY:

On October 30, 1997, the Company entered into an Agreement and Plan of Merger and Reorganization (Merger Agreement) with Robotic Vision Systems, Inc. (RVSI). Pursuant to the terms of the Merger Agreement, each Company shareholder will receive 0.090770 shares of RVSI common stock for each share of Company stock (all on an as converted basis). In addition, the Company's outstanding stock options and warrants will be exchanged for Rights to Purchase RVSI's common stock in the same 0.090770 share ratio. On November 28, 1997, the Shareholders of the Company approved the merger of the Company with RVSI, subject to completion of all closing conditions. The actual closing of the merger was effected on December 9, 1997. As a result of the merger, the Company is now a wholly-owned subsidiary of RVSI, and because a change in control has occurred, the Company's net operating losses incurred prior to the merger will be subject to additional net operating loss utilization limitations for federal income tax reporting (see Note 12).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Vanguard Automation, Inc.:

We have audited the accompanying balance sheet of VANGUARD AUTOMATION, INC. (a Delaware corporation) as of September 30, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vanguard Automation, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                         /s/ ARTHUR ANDERSEN LLP

Tucson, Arizona,
 November 21, 1997, (except with respect to the matter discussed in Note 15, as to which the date is December 9, 1997).

                           VANGUARD AUTOMATION, INC.


                                 BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                     ASSETS

CURRENT ASSETS:
 Cash and cash equivalents (Note 2)                                                   $  3,346
 Accounts receivable, net of allowance for doubtful accounts of $1,700 (Note 13)         2,690
 Inventories (Notes 2, 3 and 14)                                                         5,305
 Prepaid expenses and other current assets                                                 110
                                                                                      --------
          Total current assets                                                          11,451

PROPERTY AND EQUIPMENT, net (Notes 2, 4, 7 and 14)                                       1,835

OTHER ASSETS                                                                                74
                                                                                      --------

          Total assets                                                                $ 13,360
                                                                                      ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable (Note 14)                                                           $  1,782
 Accrued expenses (Note 5)                                                               4,603
 Customer deposits                                                                         688
 Related party short-term debt (Notes 8, 14 and 15)                                      2,336
 Current portion of long-term debt (Note 7)                                                 98
                                                                                      --------

          Total current liabilities                                                      9,507
                                                                                      --------

LONG-TERM DEBT, less current portion (Note 7)                                              414
                                                                                      --------

DEFERRED GAIN AND OTHER LIABILITIES (Note 6)                                               210
                                                                                      --------

COMMITMENTS AND CONTINGENCIES (Notes 10, 11 and 15)

STOCKHOLDERS' EQUITY (Notes 8, 9 and 15):
 Series A redeemable convertible preferred stock; $.001 par value; $5,878 redemption and liquidation value; 9,796,709 shares authorized, issued and
  outstanding                                                                               10
 Series AA redeemable convertible preferred stock, $.001 par value; $9,056 redemption and liquidation value; 12,238,346 shares authorized, issued and
  outstanding                                                                               12
 Series AA-2 redeemable convertible preferred stock, $.001 par value; $7,750 redemption and liquidation value; 12,000,000 shares authorized; 7,045,455 shares
  issued and outstanding                                                                     7
 Common stock, $.001 par value; 65,500,000 shares authorized; 9,100,000
  shares issued and outstanding                                                              9
 Additional paid-in capital                                                             22,039
 Accumulated deficit                                                                   (18,198)
 Treasury stock                                                                           (650)
                                                                                      --------
          Total stockholders' equity                                                     3,229
                                                                                      --------
          Total liabilities and stockholders' equity                                  $ 13,360
                                                                                      ========


      The accompanying notes are an integral part of this balance sheet.

                           VANGUARD AUTOMATION, INC.


                            STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)




REVENUES (Notes 2 and 13):                              $18,218

COST OF REVENUES (Note 2):                               17,932
                                                        -------
          Gross profit                                      286
                                                        -------

OPERATING EXPENSES (Notes 2, 6, 8, 10 and 15):
 Sales and marketing                                        964
 Product development                                      2,055
 General and administrative                               5,127
                                                        -------
          Total operating expenses                        8,146
                                                        -------
          Operating loss                                 (7,860)
                                                        -------
OTHER INCOME (EXPENSE):
 Interest expense, net                                     (311)
 Miscellaneous income                                       660
                                                        -------

          Total other income                                349
                                                        -------

          Loss before income taxes                       (7,511)
                                                        -------

INCOME TAXES (Notes 2 and 12):                                -
                                                        -------
          Net loss                                      $(7,511)
                                                        =======


   The accompanying notes are an integral part of this financial statement.

                           VANGUARD AUTOMATION, INC.


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)



                                 Series A     Series AA   Series AA-2
                                Redeemable   Redeemable   Redeemable
                                Convertible  Convertible  Convertible          Additional                                Total
                                 Preferred    Preferred    Preferred   Common    Paid-in    Accumulated   Treasury   Stockholders'
                                   Stock        Stock        Stock     Stock     Capital      Deficit       Stock        Equity
                                -----------  -----------  -----------  ------  -----------  ------------  ---------  -------------

BALANCE, as of September 30,
 1996                                $   9      $    11        $ -      $  9     $ 14,340   $ (10,687)       $  -        $ 3,682
  Issuance of 7,045,455
   shares of
   Series AA-2 Preferred Stock         -            -              7      -         7,666          -            -          7,673
  Issuance of 618,776 shares
   of
   Series A Preferred Stock              1          -            -       -             (1)         -            -           -
  Issuance of 1,438,346
   shares of
   Series AA Preferred Stock           -              1          -       -             (1)         -            -           -
  Issuance of common stock
   pursuant to employment
   agreement                           -            -            -       -             35          -            -             35

  Purchase of treasury stock           -            -            -       -           -             -            (650)       (650)

  Net loss                             -            -            -       -           -         (7,511)          -         (7,511)
                                     -----       ------       ------    -----    --------    ---------         -------   -------
BALANCE, as of September 30,
 1997                                $  10       $   12       $    7    $  9     $ 22,039   $ (18,198)         $(650)    $ 3,229
                                     =====       ======       ======    ====     ========   =========          =====     =======


    The accompanying notes are an integral part of this financial statement.

                           VANGUARD AUTOMATION, INC.


                            STATEMENT OF CASH FLOWS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                                   $(7,511)
 Adjustments to reconcile net loss to net cash used in operating activities-
  Gain on disposal of custom contracts and other assets                                        (812)
  Depreciation and amortization                                                               1,075
  Expenses paid through issuance of common stock                                                 35
  Expenses paid through issuance of debt                                                        497
  Recognition of deferred gain                                                                  (57)
 Increase (decrease) in cash resulting from changes in-
  Accounts receivable                                                                           106
  Inventories                                                                                (3,750)
  Prepaid expenses and other current assets                                                     (33)
  Other assets                                                                                   (8)
  Accounts payable                                                                            1,894
  Accrued expenses                                                                            1,656
  Customer deposits                                                                             688
  Other liabilities                                                                             (21)
                                                                                            -------
          Net cash used in operating activities                                              (6,241)
                                                                                            -------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment                                                       (1,046)
 Proceeds from sale of custom contracts and other assets                                        952
                                                                                            -------
           Net cash used in investing activities                                                (94)
                                                                                            -------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayments on long-term debt                                                                   (85)
 Proceeds from sale of Series AA-2 preferred stock                                            7,673
 Purchase of treasury stock                                                                    (650)
 Related party credit line                                                                   (2,388)
 Related party short-term debt                                                                 (223)
                                                                                            -------
           Net cash provided by financing activities                                          4,327
                                                                                            -------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                    (2,008)

CASH AND CASH EQUIVALENTS, beginning of year                                                  5,354
                                                                                            -------

CASH AND CASH EQUIVALENTS, end of year                                                      $ 3,346
                                                                                            =======

SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest                                                                     $   369
                                                                                            =======

NONCASH OPERATING TRANSACTIONS:
 Accounts payable settlement through issuance of related party note payable (Note 14)       $ 2,000
 Expenses paid through issuance of related party short-term debt                                337
 Litigation settlement through issuance of long-term debt                                       160

    The accompanying notes are an integral part of this financial statement.

                           VANGUARD AUTOMATION, INC.


                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997




(1)  ORGANIZATION AND OPERATIONS:


Vanguard Automation, Inc. (the Company) designs, produces and markets automated manufacturing equipment used in the assembly of certain types of semiconductor packaging processes, commonly referred to as Ball Grid Array (BGA). The Company transitioned to the BGA business during the later part of 1996 and is now focusing exclusively on BGA business.

In February 1997, the Company sold its remaining custom products contract and other related assets to Automated Tooling Systems Southwest, Inc. (ATS) for $500,000 cash. ATS also assumed certain facility lease obligations of the Company (aggregating $309,000 at the date of sale), for which the Company remains contingently liable. The Company realized a gain of $357,000 on the transaction.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     REVENUE RECOGNITION

The Company recognizes revenue from the sale of its BGA products on the date of shipment, assuming all significant contractual performance requirements have been met and realization is reasonably assured. Subsequent to product shipment, the Company incurs certain minor installation costs which are estimated and accrued at the time the sale is recorded.

     CASH AND CASH EQUIVALENTS

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

     INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Property and equipment held under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or the fair value at the inception of the lease. Property and equipment held under capital leases are amortized using the straight-line method over the lesser of the lease terms or the estimated useful lives of the related assets.

Depreciation is provided for using the straight-line method over the estimated useful lives of the respective assets as follows:

          Machinery and equipment                  5-7 years
          Furniture, fixtures and other equipment  3-7 years
          Demonstration equipment                  1-3 years
          Leasehold improvements                     7 years

     PRODUCT DEVELOPMENT

Expenditures for product development are charged to operations as incurred.

     WARRANTY RESERVES

Costs estimated to be incurred with respect to product warranties are provided for at the time of sale based upon estimates derived from the Company's experience.

     INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     RECENTLY ISSUED ACCOUNTING STANDARD

During 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost related to continue to measure compensation cost related to stock options issued to employees under these plans using the method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25),

Accounting for Stock Issued to Employees. Entities electing to continue accounting for stock-based compensation under APB No. 25 must make pro forma disclosures of net loss as if the fair value based method of accounting defined in SFAS No. 123 has been applied. Pursuant to the provisions of SFAS No. 123, the Company will continue to account for transactions with its employees pursuant to APB No. 25 (see Note 9).

     USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the year then ended. Actual results could differ from those estimates.
The Company's most significant estimates relate to accounts receivable, inventory valuation reserves, and warranty reserves.

(3)  INVENTORIES:
Inventories at September 30, 1997, consist of the following (in thousands):

          BGA machines                                     $ 3,586
          Raw materials and components                       2,451
                                                           -------
                                                             6,037
          Less: Inventory reserve                             (732)
                                                           -------

                                                           $ 5,305
                                                           =======

(4)  PROPERTY AND EQUIPMENT:

Property and equipment at September 30, 1997, consist of the following (in thousands):

          Land (Note 7)                                    $   490
          Machinery and equipment (Note 7)                     787
          Furniture, fixtures and other equipment            1,817
          Demonstration equipment                            1,056
          Leasehold improvements (Note 7)                      369
                                                           -------
                                                             4,519
          Less: Accumulated depreciation and
           amortization                                     (2,684)
                                                           -------

               Net property and equipment                  $ 1,835
                                                           =======

(5)  ACCRUED EXPENSES:

Accrued expenses at September 30, 1997, consist of the following (in thousands):

          Warranty and service reserves                      $1,925
          Project reserves                                      900
          Accrued compensation expenses                         562
          Accrued legal and other related costs (Note 10)       248
          Other accrued expenses                                968
                                                             ------
                                                             $4,603
                                                             ======

(6)  DEFERRED GAIN:

In 1992, the Company sold property (consisting of land, a building, and certain improvements) to the majority stockholder for $747,000. The majority stockholder assumed the related debt on the property of $688,000 and paid $59,000 in cash. No gain was recognized on the transaction. The Company then entered into a capital lease agreement with the majority stockholder which required the Company to pay the stockholder an amount equal to the monthly debt service requirements on the assumed debt plus 10% through March 2015.

In February 1995, the majority stockholder sold the leased property to an unrelated third party who then entered into an operating lease with the Company. This transaction was recorded similar to a sale leaseback in which the Company recorded an unrecognized gain of $399,279. The gain is being amortized over the seven year life of the operating lease. The long-term and short-term unrecognized gain at September 30, 1997 was $194,750 and $57,000, respectively.

(7)  LONG-TERM DEBT:

Long-term debt at September 30, 1997, consists of the following (in thousands):

  Note payable to an industrial development authority in
  monthly installments of $1,669, including interest at 6%
  through March 2001, collateralized by equipment.             $ 94

  Note payable to an industrial development authority in
  monthly installments of $1,110, including interest at 6%
  through July 2002, collateralized by equipment.                83

  Note payable to a bank in monthly installments of $2,015
  plus interest at prime (8.25% at September 30, 1997) plus
  2% subject to 10.75% floor through May 1999, collateralized
  by land.                                                      212

  Note payable to an unrelated third party in monthly
  installments of $5,062, including interest at 8.65% through
  January 2000, unsecured.                                       123
                                                                ----

          Total long-term debt                                   512

          Less:  current portion                                 (98)
                                                                ----

          Long-term debt, less current portion                  $414
                                                                ====

The aggregate maturities of long-term debt are as follows (in thousands):

          1998                                                  $ 98
          1999                                                   272
          2000                                                    41
          2001                                                    54
          2002                                                    47
          Thereafter                                            ----
                                                                $512
                                                                ====

(8)  STOCKHOLDERS' EQUITY:

       SERIES A PREFERRED STOCK

Holders of record of Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock) are entitled to dividends, if any, as the Board of Directors of the Company may declare. Dividends are noncumulative and are payable at $.06 per share.

The Series A Preferred Stock is convertible at the option of the holder into shares of common stock at a conversion ratio of one-to-one, subject to adjustment. The Series A Preferred Stock is redeemable at any time after January 1, 1997, upon receipt of written request of at least 66% of the then outstanding Series A Preferred Stock shareholders at a redemption price of $.60 per share.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of record of Series A Preferred Stock are entitled to a liquidation preference, senior to common stock and junior to Series AA Preferred Stock and Series AA-2 Preferred Stock, in an amount equal to $.60 per share plus any declared and unpaid dividends on such share.

Holders of Series A Preferred Stock are entitled to voting rights equal to the number of votes available to a holder of the number of shares of common stock into which shares of Series A Preferred Stock are convertible on the record date of the vote.

Although the preferred stock is redeemable at the option of the holder, it was converted upon completion of the merger of the Company (see Note 15). Therefore, it is presented as a component of stockholders' equity.

     SERIES AA PREFERRED STOCK

Holders of record of Series AA Redeemable Convertible Preferred Stock (Series AA Preferred Stock) are entitled to dividends, if any, as the Board of Directors of the Company may declare. Dividends are noncumulative and are payable at $.07 per share subject to certain provisions and potential adjustments.

The Series AA Preferred Stock is convertible at the option of the holder, or mandatorily in certain events, into shares of common stock at a conversion ratio of one-to-one, subject to adjustment. The Series AA Preferred Stock is redeemable at the option of the holder upon the earlier of the sale, merger or liquidation of the Company or September 2001 at a redemption price of $.74 per share subject to certain provisions and potential redemption price adjustments.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series AA Preferred Stock are entitled to a liquidation preference, senior to common stock and Series A Preferred Stock and equal with Series AA-2 Preferred Stock in an amount equal to $.74 per share, plus any declared and unpaid dividends on such share.

Holders of Series AA Preferred Stock are entitled to voting rights equal to the number of votes available to a holder of the number of shares of common stock into which shares of Series AA Preferred Stock are convertible on the record date of the vote.

Although the preferred stock is redeemable at the option of the holder, it was converted upon completion of the merger of the Company (see Note 15). Therefore, it is presented as a component of stockholders' equity.

     SERIES AA-2 PREFERRED STOCK

In June 1997, the Company received $7,673,000, net of costs, in consideration for the sale of 7,045,455 shares of Series AA-2 Redeemable Convertible Preferred Stock (Series AA-2 Preferred Stock). The Series AA-2 Preferred Stock is identical to and entitles holders to the same rights, preferences, and privileges as Series AA Preferred Stock, subject to the same qualifications, limitations and restrictions except dividends are payable at $.11 per share, shares are redeemable at the option of the holder at the earlier of sale, merger or liquidation of the Company or June 2002 at a price of $1.10 per share subject to certain provisions and potential redemption price adjustments and the liquidation preference is equal to $1.10 per share, plus any declared and unpaid dividends on such share.

In connection with the issuance of the Series AA-2 Preferred Stock, the Company amended its Articles of Incorporation and changed its authorized capital to include 65,500,000 shares of common stock, 9,796,709 shares of Series A Preferred Stock, 12,238,346 shares of Series AA Preferred Stock and 12,000,000 shares of Series AA-2 Preferred Stock.

In addition, the Company also issued 618,776 additional shares of Series A Preferred Stock and 1,438,346 additional shares of Series AA Preferred Stock in full satisfaction of all potential contingent performance shares related to the prior series of Series A and AA Preferred Stock offerings. The proceeds from this offering were utilized for repayment of certain related party vendor payables, of approximately $1,700,000, repayment of $2,000,000 related party credit line and other working capital requirements.

Although the preferred stock is redeemable at the option of the holder, it was converted upon completion of the merger of the Company (see Note 15). Therefore, it is presented as a component of stockholders' equity.

     COMMON STOCK

In December 1996, the Board of Directors authorized the Company to issue 100,000 shares of common stock to an outside consultant as consideration for entering into an employment agreement with the Company. Under the terms of the agreement, 50,000 shares were issued as of the date of the execution of the employment agreement in February 1997 at which time the Company recorded expense of $35,000. The remaining 50,000 shares will vest and be issued in January 1998.

In July 1997, the Company repurchased 1,000,000 shares of its common stock from its former chief technology officer. Additionally, the Company purchased an option to repurchase an additional 1,000,000 shares of common stock at $.70 per share. These shares were purchased as part of a severance agreement. As of September 30, 1997, the Company had not exercised this option.

        WARRANTS

During 1996, the Company issued warrants to a related party for the purchase of 2,000,000 shares of common stock at an exercise price of $1 per share as consideration for providing a $2,000,000 credit line. No expense has been recorded in the accompanying statement of operations related to the grant of these warrants, as the exercise price exceeded the fair market value. As of September 30, 1997, none of these warrants have been exercised.

(9)  STOCK OPTIONS:

The Company has a long-term incentive plan which permits the issuance of stock options to management, key employees and certain consultants. Under the plan, 3,450,000 shares of common stock have been reserved for grant. The exercise price of the options may not be less than the fair market value of a share of common stock on the grant date. Options generally vest 25% per year over four years from the date of grant and expire ten years after the grant date. The plan shall remain in effect until terminated by the Committee.

A summary of the status of the Company's long-term incentive plan as of September 30, 1997, and changes during the years then ended, is presented below:

                                                     Weighted
                                                     Average
                                           Number    Exercise
                                         of Shares    Price
                                         ----------  --------

     Outstanding, beginning of year        980,250    $.533
      Granted                            1,586,501     .700
      Forfeitures                         (608,500)    .584
                                         ---------
      Outstanding, end of year            1,958,251    .652
                                         =========

     Options exercisable, end of year      463,500     .516

The weighted average fair value of options granted during the year was $.38. As of September 30, 1997, options outstanding under the plan had exercise prices ranging from $.50 to $.70 with a weighted average price of $.652, and a weighted average remaining term of approximately eight years prior to expiration.

The Company measures the compensation cost of its long-term incentive plan using the intrinsic value based method of accounting prescribed in APB Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation cost has been recognized for its long-term incentive plan. Had the Company's compensation cost been determined using the minimum value method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, net loss would have been changed to the following pro forma amount (in thousands):

          Net loss as reported                  $(7,511)
          Net loss pro forma                     (8,016)

The fair value of each option grant was estimated on the date of grant using the minimum value method with the following weighted average assumptions used for grants in 1997 and 1996: risk-free interest rate of 6% and an expected option term of ten years.

(10) COMMITMENTS AND CONTINGENCIES:

       OPERATING LEASES

The Company leases a portion of its manufacturing facilities and equipment under noncancelable operating leases. Future minimum payments under noncancelable operating leases at September 30, 1997, are as follows (in thousands):

                                    Facilities  Equipment  Total
                                    ----------  ---------  -----

          1998                         $189        $10      $199
          1999                          192         -        192
          2000                          201         -        201
          2001                          211         -        211
          2002                           90         -         90
          Thereafter                      -         -          -
                                    ----------  ---------  -----
                                       $883        $10      $893
                                    ----------  =========  =====

       LEGAL MATTERS

The Company is involved in litigation and claims arising in the normal course of operations. In the opinion of management the disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

(11) RETIREMENT BENEFIT PLAN:

The Company has a 401(k) profit sharing plan (the Plan). All employees meeting certain eligibility requirements may participate in the Plan. Subject to limits imposed by Internal Revenue Code, participants may voluntarily contribute up to 15% of their annual wages. The Plan provides for certain matching contributions by the Company in such amounts as may be determined by the Board of Directors, but not in excess of the amount permitted by the Internal Revenue Code. The Company may also elect to make discretionary profit sharing contributions. Participants vest immediately in their contributions. The Company's matching contributions and discretionary contributions vest over two years. The Company made contributions to the Plan of $84,000 in fiscal year 1997.

(12) INCOME TAXES:

As described in Note 2, the Company provides income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires use of the liability method in accounting for deferred income taxes.

Income tax expense for the year ended September 30, 1997, is as follows (in thousands):

     Current:
      Federal                                          $  -
      State                                               -
     Deferred
      Adjustment of valuation allowance                   -
                                                       ------
          Total                                        $  -
                                                       ======

The principal differences between the U.S. statutory and effective income tax rates at September 30, 1997, were as follows:


     U.S. statutory  income tax (benefit) expense rate  (34.0)%
     Unutilized net operating loss                       34.0
                                                       ------

     Effective tax rate                                   0.0%
                                                       ======

The components of the Company's net deferred taxes at September 30, 1997, were as follows (in thousands):

     Deferred tax assets:
      Net operating loss carryforwards                $ 4,904
      Contract valuation reserve                          360
      Accounts receivable reserve                         680
      Warranty reserve                                    392
      Inventory reserve                                   293
      Other                                               539
                                                      -------
          Total deferred tax assets                     7,168
                                                      -------
     Deferred tax liabilities:
      Depreciation                                         50
                                                      -------
          Net deferred tax asset                        7,118
                                                      -------

          Valuation allowance                          (7,118)
                                                      -------

          Net deferred taxes                          $  -
                                                      =======

The Company has established a valuation reserve as it has not determined that it is more likely than not that the deferred tax asset is realizable, based upon the Company's past earnings history.

As of September 30, 1997, the Company has net operating loss carryforwards of approximately $12,000,000 which expire in the years 2008 through 2012. In September 1996, there was a significant change in ownership which resulted in a change in control under Section 382 of the Internal Revenue Code (IRC). As a result of this change in control, the Company's ability to use its net operating loss carryforwards to offset future income will be subject to annual limitations under IRC Section 382 (see Note 15).

(13) SIGNIFICANT CUSTOMERS AND CREDIT CONCENTRATION:

The Company sells its products primarily to large industrial companies and collateral is not requested. The Company maintains reserves for potential credit losses based upon the credit risk of specific customers, historical trends and other information. To reduce credit risk and to fund manufacturing costs, the Company may require periodic prepayments on equipment orders. Although the Company has not experienced significant credit losses in the past, it has provided a specific reserve of $1,400,000 against one disputed international distributor's accounts receivable.

For the year ended September 30, 1997, export sales, primarily to the Far East, totaled approximately $11,632,000 which represents 64% of revenues, respectively.

The Company's sales to major customers during the year ended September 30, 1997, were as follows (in thousands):

          Customer A                            $10,883
          Customer B                              3,852

(14) RELATED PARTY TRANSACTIONS:

      SHORT-TERM DEBT

In 1996, the Company entered into an agreement with a significant stockholder which provided the Company with a $2,000,000 credit line maturing in July 1997, bearing interest at the prime rate, secured by all of the assets of the Company. As consideration for providing this line of credit, the stockholder received warrants for the purchase of 2,000,000 shares of the common stock of the Company at an exercise price of $1 per share (see Note 8).

In December 1996, the Company entered into a $70,000 debt agreement with an outside consultant who is also a stockholder as settlement for services provided to the Company prior to employment. The note bears no interest and is unsecured. Payments of $6,363 are due beginning February 1997 until maturity in December 1997.

In September 1996, the Company entered into an agreement with a stockholder which provided the Company with a $500,000 note maturing in October 1996, bearing interest at 8%, secured by all of the assets of the Company. There are no amounts outstanding under this note as of September 30, 1997.

In August 1996, the Company entered into a debt agreement with a significant supplier, related through common stockholders, which provided the Company with $170,000 for the purchase of fabrication machinery. The note bears interest at 10.25%, is secured by underlying equipment, and is payable in monthly installments from July 1997 until maturity in December 1997.

In June 1997, the Company entered into a debt agreement with a significant related party supplier in the principal sum of $2,000,000 to provide financing for certain supplier payables, with interest at the prime rate payable in monthly installments with principal due upon maturity in March 1998.

     ACCOUNTS PAYABLE

The Company purchases the majority of materials utilized in the production of standard BGA products from a supplier who is a related party through common stockholders. Accounts payable to this supplier was $188,000 at September 30, 1997.

(15) SUBSEQUENT EVENT:

On October 30, 1997, the Company entered into an Agreement and Plan of Merger and Reorganization (Merger Agreement) with Robotic Vision Systems, Inc. (RVSI). Pursuant to the terms of the Merger Agreement, each Company shareholder will receive 0.090770 shares of RVSI common stock for each share of Company stock (all on an as converted basis). In addition, the Company's outstanding stock options and warrants will be exchanged for Rights to Purchase RVSI's common stock in the same 0.090770 share ratio. On November 28, 1997, the Shareholders of the Company approved the merger of the Company with RVSI, subject to completion of all closing conditions. The actual closing of the merger was effected on December 9, 1997. As a result of the merger, the Company is now a wholly-owned subsidiary of RVSI, and because a change in control has occurred, the Company's net operating losses incurred prior to the merger will be subject to additional net operating loss utilization limitations for federal income tax reporting (see Note 12).

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

The following unaudited condensed combined financial information sets forth the combined financial position and combined results of operations of Robotic Vision Systems Inc. ("RSVSI") and Vanguard Automation, Inc. ("Vanguard") assuming the Merger was accounted for using the "pooling of interests" method of accounting and that the Merger was consummated (i) as of September 30, 1997, for the unaudited pro forma condensed combined balance sheet and (ii) as of the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

For all periods presented in the unaudited pro forma condensed combined statements of operations, the weighted average number of common and common equivalent shares gives effect to the issuance of 0.9077 of a share of RVSI common stock in exchange for each outstanding share of Vanguard voting stock.

The unaudited pro forma information combines the historical balance sheets of RVSI and Vanguard as of September 30, 1997 and the historical statements of operations of RVSI for the years ended September 30, 1997, 1996 and 1995 with the historical statements of operations of Vanguard for the twelve months ended September 30, 1997 and the years ended December 31, 1996, and 1995, respectively.

The following unaudited pro forma condensed combined information is presented for illustration purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the Merger been in effect during those periods or which may be reported in the future. The statements should be read in conjunction with the historical financial statements and notes thereto of Vanguard which have been included elsewhere herein in this 8-K filing. The statements should also be read in conjunction with the historical financial statements of RVSI included in the Annual Report on Form 10-K.

SUMMARY OF UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

                                        FOR THE YEAR ENDED SEPTEMBER 30,
                                        ----------------------------------
                                           1997      1996          1995
                                        --------- ----------    ----------


REVENUES                                $ 169,342 $  153,975    $ 145,415
COST OF REVENUES                           93,847     85,160       77,267
                                        --------- ----------    ----------

GROSS PROFIT                               75,495     68,815       68,148
                                        --------- ----------    ----------

OPERATING COSTS AND EXPENSES:
   Selling, general and administrative     48,259     44,861       38,528
   Research and development                25,465     21,834       16,164
   Non-recurring costs                         69      2,661        1,305
   Interest (income) expense, net             309       (222)          59
                                        --------- ----------    ----------
                                           74,102     69,134       56,056
                                        --------- ----------    ----------

INCOME BEFORE INCOME TAXES                  1,393       (319)      12,092

INCOME TAX BENEFIT (PROVISION)               (745)     1,154           56
                                        --------- ----------    ----------

NET INCOME                              $     648 $      835    $  12,148
                                        ========= ==========    ==========

NET INCOME PER SHARE                    $    0.03 $     0.04    $    0.58
                                        ========= ==========    ==========

WEIGHTED AVERAGE NUMBER OF
   COMMON AND COMMON
   EQUIVALENT SHARES OUTSTANDING           23,967     23,385       21,030
                                        ========= ==========    ==========

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 1997
(In thousands)


                                                    RVSI            VANGUARD
                                                SEPTEMBER 30,     SEPTEMBER 30,                         COMBINED
                                                    1997              1997                            SEPTEMBER 30,
                                                 HISTORICAL        HISTORICAL        ADJUSTMENTS         1997
                                                --------------    -------------      -----------    ---------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                      $      5,465      $      3,346      $               $        8,811
  Investments                                             -                 -                                   -
  Accounts receivable, net                             47,873             2,690                              50,563
  Inventories                                          33,958             5,305              (168) (b)       39,095
  Deferred income taxes                                10,643               -                                10,643
  Prepaid expenses and other current assets             1,319               110                               1,429
                                                --------------    --------------    --------------   ---------------

       Total current assets                            99,258            11,451              (168)          110,541

PROPERTY, PLANT AND EQUIPMENT, Net                     12,672             1,835                              14,507
GOODWILL, Net                                           6,207               -                                 6,207
INVESTMENTS                                               -                 -                                   -
OTHER ASSETS                                            8,594                74                               8,668
                                                --------------    --------------    --------------   ---------------

TOTAL ASSETS                                     $    126,731      $     13,360      $       (168)   $      139,923
                                                ==============    ==============    ==============   ===============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Loans payable and current portion of
    long-term debt                               $      8,189      $      2,434      $               $       10,623
  Accounts payable                                     21,538             1,782                              23,320
  Accrued expenses and other current liabilities       15,079             4,603               (59) (b)       20,723
                                                                                            1,100  (c)

  Advance contract payments received                    1,128               688                               1,816
                                                --------------    --------------    --------------   ---------------

       Total current liabilities                       45,934             9,507             1,041            56,482

LONG-TERM DEBT                                          6,000               414                               6,414
DEFERRED INCOME TAXES                                   1,823               -                                 1,823
OTHER LIABILITIES                                         517               210                                 727
                                                --------------    --------------    --------------   ---------------

       Total liabilities                               54,274            10,131             1,041            65,446

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock - RVSI ($0.01 par value)                   211               -                  33  (a)          244
  Voting stock - Vanguard ($0.001 par value)              -                  38               (38) (a)          -
  Additional paid-in capital                          145,229            22,039              (645) (a)      166,623
  Accumulated deficit                                 (73,150)          (18,198)             (109) (b)      (92,557)
                                                                                           (1,100) (c)

  Cumulative translation adjustment                       167               -                                   167
                                                --------------    --------------    --------------   ---------------

                                                       72,457             3,879            (1,859)           74,477
  Less: Treasury stock, at cost                           -                (650)              650  (a)          -
                                                --------------    --------------    --------------   ---------------

       Total stockholders' equity                      72,457             3,229            (1,209)           74,477
                                                --------------    --------------    --------------   ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $    126,731      $     13,360      $       (168)   $      139,923
                                                ==============    ==============    ==============   ===============

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1997
(In thousands)



                                                     RVSI            VANGUARD
                                                  YEAR ENDED        YEAR ENDED                                COMBINED
                                                 SEPTEMBER 30,      DECEMBER 31,                             YEAR ENDED
                                                    1997               1997                                 SEPTEMBER 30,
                                                  HISTORICAL        HISTORICAL          ADJUSTMENTS             1997
                                               ----------------   ----------------    ----------------    -----------------
REVENUES                                         $     152,103     $       18,218       $        (979) (b)  $      169,342
COST OF REVENUES                                        76,761             17,932                (846) (b)          93,847
                                               ----------------   ----------------    ----------------    -----------------

GROSS PROFIT                                            75,342                286                (133)              75,495
                                               ----------------   ----------------    ----------------    -----------------

OPERATING COSTS AND EXPENSES:
   Selling, general and administrative                  42,828              5,431                                   48,259
   Research and development                             23,410              2,055                                   25,465
   Merger expenses                                          69                -                                         69
   Interest (income) expense, net                           (2)               311                                      309
                                               ----------------   ----------------    ----------------    -----------------
                                                        66,305              7,797                  -                74,102
                                               ----------------   ----------------    ----------------    -----------------

INCOME (LOSS) BEFORE INCOME TAXES                        9,037             (7,511)               (133)               1,393

INCOME TAX (PROVISION) BENEFIT                            (792)               -                    47  (b)            (745)
                                               ----------------   ----------------    ----------------    -----------------

NET INCOME (LOSS)                                $       8,245     $       (7,511)     $          (86)      $          648
                                               ================   ================    ================    =================

NET INCOME PER SHARE                             $        0.38                                              $         0.03
                                               ================                                           =================

WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                         21,721                                                      23,967
                                               ================                                           =================

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1996
(In thousands)

                                                     RVSI             VANGUARD
                                                  YEAR ENDED         YEAR ENDED                                COMBINED
                                                 SEPTEMBER 30,      DECEMBER 31,                              YEAR ENDED
                                                     1996               1996                                SEPTEMBER 30,
                                                  HISTORICAL         HISTORICAL         ADJUSTMENTS              1996
                                                ----------------  ---------------       -----------         ------------
REVENUES                                         $      143,540    $        10,977      $      (542) (b)     $   153,975
COST OF REVENUES                                         74,669             10,971             (480) (b)          85,160
                                                ----------------  -----------------     ------------        ------------

GROSS PROFIT                                             68,871                  6              (62)              68,815
                                                ----------------  -----------------     ------------        ------------

OPERATING COSTS AND EXPENSES:
   Selling, general and administrative                   39,603              5,258                                44,861
   Research and development                              18,405              3,429                                21,834
   Merger expenses                                        2,661                  -                                 2,661
   Interest (income) expense, net                          (392)               170                                  (222)
                                                ----------------  -----------------     ------------        ------------
                                                         60,277              8,857               -                69,134
                                                ----------------  -----------------     ------------        ------------

INCOME (LOSS) BEFORE INCOME TAXES                         8,594             (8,851)             (62)                (319)

INCOME TAX BENEFIT                                        1,132                -                 22  (b)           1,154
                                                ----------------  -----------------     ------------        ------------

NET INCOME (LOSS)                                $        9,726    $        (8,851)     $       (40)         $       835
                                                ================  =================     ============        ============

NET INCOME PER SHARE                             $         0.45                                              $      0.04
                                                ================                                            ============

WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                          21,386                                                   23,385
                                                ================                                             ============

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1995
(In thousands)

                                                      RVSI             VANGUARD
                                                   YEAR ENDED         YEAR ENDED                              COMBINED
                                                  SEPTEMBER 30,       DECEMBER 31,                           YEAR ENDED
                                                     1995               1995                                SEPTEMBER 30,
                                                  HISTORICAL          HISTORICAL        ADJUSTMENTS              1995
                                                ----------------   ----------------   ----------------     ----------------
REVENUES                                         $      122,125    $        23,290    $          -         $       145,415
COST OF REVENUES                                         59,891             17,376               -                  77,267
                                                ----------------   ----------------   ----------------     ----------------

GROSS PROFIT                                             62,234              5,914               -                  68,148
                                                ----------------   ----------------   ----------------     ----------------

OPERATING COSTS AND EXPENSES:
   Selling, general and administrative                   34,257              4,271                                  38,528
   Research and development                              15,751                413                                  16,164
   Merger expenses                                        1,305                  -                                   1,305
   Interest (income) expense, net                            18                 41                                      59
                                                ----------------   ----------------   ----------------     ----------------
                                                         51,331              4,725               -                  56,056
                                                ----------------   ----------------   ----------------     ----------------

INCOME BEFORE INCOME TAXES                               10,903              1,189               -                  12,092

INCOME TAX BENEFIT (PROVISION)                               92                (36)                                     56
                                                ----------------   ----------------   ----------------     ----------------

NET INCOME                                       $       10,995    $         1,153    $          -         $        12,148
                                                ================   ================   ================     ================

NET INCOME PER SHARE                             $         0.55                                            $          0.58
                                                ================                                           ================

WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                          19,872                                                     21,030
                                                ================                                           ================

See accompanying notes to unaudited pro forma condensed combined financial information.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL INFORMATION

(a) The pro forma adjustment to reflect the exchange of Vanguard voting stock, for RVSI common stock.

(b) The pro forma adjustment to reflect the elimination of intercompany transactions between Vanguard and a subsidiary of RVSI.

(c) The pro forma adjustment to reflect the estimated total expenses related to the Merger.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 16, 1998             ROBOTIC VISION SYSTEMS, INC.
                                         (Registrant)


                                     By:  /s/Robert H. Walker
                                          Robert H. Walker
                                          Executive Vice President